                               PARTICIPATION AGREEMENT

                                        AMONG

                         FBL VARIABLE INSURANCE SERIES FUND,

                       FBL INVESTMENT ADVISORY SERVICES, INC.,

                                         AND

                          FARM BUREAU LIFE INSURANCE COMPANY


     THIS AGREEMENT, made and entered into this 1st day of March, 1990, by and between FARM BUREAU LIFE INSURANCE COMPANY, (hereinafter the "Company") on its own-behalf and on behalf of FARM BUREAU LIFE VARIABLE ACCOUNT (hereinafter the "Account"), a segregated asset account of the Company, and the FBL VARIABLE INSURANCE SERIES FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FBL INVESTMENT ADVISORY SERVICES, INC. (hereinafter the "Underwriter").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to herein as "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

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     WHEREAS, the Fund has obtained an order from the Securities and Exchange
Commission, dated November 2, 1987 (File No. 812-6855), granting Participating Insurance Companies and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (hereinafter the "Contracts"); and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company on March 3, 1987, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "Commission") under the Securities Exchange Act

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of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, the Underwriter is also registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940 and serves as an investment adviser to the Fund pursuant to an agreement dated as of April 6, 1987 (the Underwriter when serving in such capacity is referred to herein as the "Adviser");

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account to fund the Contracts and the Underwriter is authorized to sell such shares at net asset value to unit investment trusts such as the Account;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the Company, the Fund, and the Underwriter agree as follows:


ARTICLE I.     SALE OF FUND SHARES

     1.1. The Underwriter agrees to sell to the Company those shares of the Fund which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such order from the Company by 10:30 a.m. central time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Commission.

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     1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Account on those days on which the Fund calculates its net asset value pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under Federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

     1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

     1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VII of this Agreement is in effect to govern such sales.

     1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such request for redemption from the Company by 10:30 a.m. central time on the next following Business Day.


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     1.6. The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund or such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter 45 days' written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement; or (d) the Fund or Underwriter consents to the use of such other investment company.

     1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. The Fund shall pay redemption proceeds on the next Business Day after a request to redeem shares is made in accordance with the provisions of Section 1.5 hereof. Payment shall be in federal funds transmitted by wire.

     1.8. Issuance and transfer of the Funds' shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

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     1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 4:30 p.m. central time.

ARTICLE II.    REPRESENTATIONS AND WARRANTIES

     2.1. he Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that each Contract owner shall be duly qualified and suitable under applicable state insurance laws to purchase such Contract. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under Section 508A.1 of the Iowa Code (1985) and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for the Contracts.

     2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in

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accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.3. The Fund represents that it believes, in good faith, that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986 (hereinafter the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. The Company represents that it believes, in good faith, that the Contracts are currently treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

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     2.6.  The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the insurance laws of the State of Iowa and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the insurance laws of the State of Iowa to the extent required to perform this Agreement.

     2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the Commission. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     2.9. The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with applicable state and federal securities laws.

     2.10. The Fund and Underwriter represent and warrant that all of their respective directors, trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the

Fund in an amount not less than $500,000. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


ARTICLE III.   PROSPECTUSES AND PROXY STATEMENTS; VOTING

     3.1. The Underwriter shall provide the Company (at the Company's expense) with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the new prospectus for the Contracts and the Fund's new prospectus printed together in one document (such printing to be at the Company's expense).

     3.2. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter (or, in the Fund's discretion, the Prospectus shall state that such Statement is available from the
Fund), and the Underwriter (or the Fund), at its expense, shall provide such Statement free of charge to the Company and to any owner of or participant under a Contract or prospective owner or participant who requests such Statement.

     3.3. The Fund shall provide the Company with one copy of its proxy material, reports to shareholders and other communications to shareholders.

     3.4.  If and to the extent required by law the Company shall:

           (i) solicit voting instructions from Contract owners or participants;

           (ii) vote the Fund shares in accordance with instructions eceived from Contract owners or participants; and

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           (iii)     vote Fund shares for which no instructions have been
                     received in the same proportion as Fund shares of such Portfolio for which instructions have been received;

so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account or in its general account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies.

     3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.


ARTICLE IV.    SALES MATERIAL AND INFORMATION

     4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, Adviser, or the Underwriter is named, at least fifteen business days prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen business days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

     4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) is named, at least fifteen business days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen business days after receipt of such material.

     4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the Commission or other regulatory authorities.

     4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of any such document with the Commission.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V.     FEES AND EXPENSES

     5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing. Currently, no such payments are contemplated.

     5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1.

     5.3. The Company shall bear the expenses of printing and distributing the Fund's prospectus to owners and participants of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners or participants.


ARTICLE VI.    DIVERSIFICATION

     6.1. The Fund at all times will invest its assets in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the Code and the regulations issued thereunder (Temporary Reg. Section 1.817-5T, September 12,
1986) relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and with any amendments or other modifications to such Section or regulations.


ARTICLE VII.   POTENTIAL CONFLICTS

     7.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

     7.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company and other

Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. A majority of the disinterested members of the Board shall determine whether any action proposed by the Participating Insurance Companies adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by this Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination may, at the Company's option, be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination may, at the Company's election, be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six months after the Fund gives written notice that this provision is being implemented, and, until the end of that six-month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board gives written notice to the Company that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination may, at the Company's option, be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of that six-month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such rule(s) as so amended or adopted.


ARTICLE VIII.   INDEMNIFICATION

     8.1.  INDEMNIFICATION BY THE COMPANY

           8.1(a). The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

                 (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

                 (ii) arise out of or as a result of statements or
                      representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                (iii) arise out of any untrue statement or alleged untrue
                      statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.

     8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.


     8.2. INDEMNIFICATION BY THE UNDERWRITER

         8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

              (iii) arise out of any untrue statement or alleged untrue
                    statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

               (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI hereof or the representations of the Fund set forth in Section 2.3 hereof);

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account.

         8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification Provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.


ARTICLE IX.    APPLICABLE LAW

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Iowa.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.      TERMINATION

         10.1.   This Agreement shall terminate:

                 (a) at the option of any party upon one year's advance written notice to the other parties; provided, however, that such notice shall not be given earlier than one year following the date that the Company first purchases shares of the Fund pursuant to this Agreement; or

                 (b) at the option of the Company to the extent that shares of one or more Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company; provided, however, that such termination shall apply only to the Portfolio(s) the shares of which are not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

                 (c) at the option of the Fund upon 90 days' advance written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the NASD, the Commission, any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, or the purchase of the Fund shares, but only if the Fund determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                (d) at the option of the Company upon 90 days' advance written notice to the Fund in the event formal administrative proceedings are instituted against the Fund or the Underwriter by the NASD, the Commission, or any state securities or insurance department or any other regulatory body, but only if the Company determines, in its sole judgment exercised in good faith, that any such administration proceedings will have a material adverse effect upon the ability of the Fund or the Underwriter to perform its obligations under this Agreement; or

                (e) upon requisite vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares; or

                (f) at the option of the Company upon written notice to the Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (g) by either the Fund or the Company pursuant to the termination provisions set forth in Article VII hereto; or

               (h) at the option of the Company upon written notice to the Fund if the Fund ceas++es to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

               (i) at the option of the Company upon written notice to the Fund if the Fund fails to meet the diversification requirements specified in
Article VI hereof; or

               (j)  at the option of either the Fund or the Underwriter if
(1) the Fund or the Underwriter, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Company shall have suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse publicity will have a material adverse impact upon the business and operations of either the Fund or the Underwriter, (2) the Fund or the Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

               (k) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Fund and the Underwriter in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Fund and/or the Underwriter and any other changes in circumstances since the giving of such notice such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

               (l) at the option of either the Fund or the Underwriter upon 60 days' written notice to the Company if the Company gives the Fund and the Underwriter the written notice specified in Section 1.6(b) hereof.

     10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason. In particular, and without limiting the generality of the foregoing, it is further specifically understood and agreed that, while the Company is not required to sell any particular number of Contracts and while a specific number or dollar value of Fund shares need not be purchased pursuant to this Agreement, the Fund may terminate this Agreement pursuant to Section 10.1(a) if the Company does not purchase a dollar value of shares satisfactory to the Fund and the Underwriter.

     10.3. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until 90 days after the Company shall have notified the Fund or the Underwriter of its intention to do so.

     10.4. NOTICE REQUIREMENT. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives the prior written notice of its intent to terminate specified in the applicable subsection of Section 10.1 or Section of Article VII, which notice shall set forth the subsection of Section 10.1 or the Section of Article VII, respectively, which is the basis for such termination.

     10.5. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement pursuant to Section 10.1 hereof, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The effect of any termination pursuant to Article VII hereof shall be governed by such Article. The agreements with respect to indemnification set forth in Article VIII hereof shall survive the termination of this Agreement.

ARTICLE XI.    NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other parties at the addresses of such parties set forth below or at such other addresses as such parties may from time to time specify in writing to the other parties.

     If to the Fund:

          FBL Variable Insurance Series Fund
          5400 University Avenue
          West Des Moines, Iowa 50265

     If to the Company:

          Farm Bureau Life Insurance Company
          5400 University Avenue
          West Des Moines, Iowa 50265

     If to the Underwriter:

          FBL Investment Advisory Services, Inc.
          5400 University Avenue
          West Des Moines, Iowa 50265


ARTICLE XII.   MISCELLANEOUS

     12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     12.2. Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        Company:

                                        FARM BUREAU LIFE INSURANCE COMPANY

SEAL                                    By:  Merlin D. Plogge
                                             ----------------
                                        Title:  President
                                        Date:  March 1, 1990


                                        Fund:

                                        FBL VARIABLE INSURANCE SERIES FUND

SEAL                                    By:  Dennis M. Marker
                                             ----------------
                                        Title:  Variable Products Vice President
                                        Date:  March 1, 1990


                                        Underwriter:

                                        FBL INVESTMENT ADVISORY SERVICES, INC.

SEAL                                    By: Dennis M. Marker
                                            ----------------
                                        Title:  Variable Products Vice President
                                        Date:  March 1, 1990

                                     SCHEDULE A

                                     Contracts


Flexible Premium Variable Life Insurance Policy